UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) June 27, 2002
Commission File No. 1-7434

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

GEORGIA	58-1167100

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  OTHER

     AFLAC Incorporated announced on June 27, 2002, that it issued yen-denominated (Samurai) bonds totaling 30 billion yen, or approximately $250 million at the current exchange rate. The bonds were issued in Japan under a previously announced shelf registration filed with Japanese regulatory authorities. This issuance completes the shelf registration.

     AFLAC anticipates that it will use the net proceeds of the yen-denominated bonds to repay debt, to repurchase its common shares, or for general corporate purposes.

     The securities to be issued through the above-referenced shelf registration will not be registered in the United States and will not be offered or sold to U.S. investors absent compliance with the registration requirements of the Securities Act of 1933 or an available exemption from the registration requirements thereof.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits:

99 - News release from AFLAC Incorporated dated June 27, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	Senior Vice President,	June 27, 2002
____________________________	Financial Services; Chief	____________________
(Ralph A. Rogers, Jr.)	Accounting Officer

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EXHIBITS FILED WITH CURRENT FORM 8-K:

          99 - News release from AFLAC Incorporated dated June 27, 2002.

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